                                                                     EXHIBIT 1.3

                                                                       EXECUTION




                      DEUTSCHE FLOORPLAN RECEIVABLES, L.P.
             DISTRIBUTION FINANCIAL SERVICES FLOORPLAN MASTER TRUST

                            Asset Backed Certificates

                                 TERMS AGREEMENT
                                 ---------------



                                                                  April 20, 2000





To:     Deutsche Floorplan Receivables, L.P.

Re: Underwriting Agreement dated April 20, 2000 (the "Standard Terms," and together with this Terms Agreement, the "Agreement").

        Series Designation:  Series 2000-2.

        Terms of the Series 2000-2 Certificates: Distribution Financial Services Floorplan Master Trust, Asset Backed Certificates, Series 2000-2 Class A, Class B and Class C (the "Certificates") will evidence beneficial ownership interests in a pool of Receivables having the characteristics described in the Prospectus Supplement dated the date hereof. Only the Class A and Class B Certificates (collectively, the "Offered Certificates") are being sold pursuant to the terms hereof.

        Registration Statement:  File Number 333-74457.

        Certificate Ratings: It is a condition of closing that at the Closing Date the Class A Certificates be rated "AAA" by each of Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Fitch IBCA, Inc. ("Fitch") and "Aaa" by Moody's Investors Services Inc. ("Moody's") and that the Class B Certificates be rated "A" by each of S&P and Fitch and "A2" by Moody's.

        Terms of Sale of Offered Certificates: The Seller agrees to sell to Deutsche Bank Securities Inc., Banc of America Securities LLC, Banc One Capital Markets, Inc. and J.P. Morgan Securities Inc. (the "Underwriters") and the Underwriters each agree, severally and not jointly, to purchase from the Seller the Offered Certificates in the principal amounts and prices set forth beneath their respective names on Schedule 1. The purchase price for each class of the

Offered Certificates shall be the applicable Purchase Price Percentage set forth in Schedule 1 multiplied by the applicable principal amount.

        Cut-off Date: April 1, 2000.

        Closing Date: 10:00 A.M., New York time, on or about April 27, 2000. On the Closing Date, the Seller will deliver the Offered Certificates to the Underwriters against payment therefor.

        Underwriter-Provided Information: The Seller and DFS each acknowledge and agree that the information set forth in (i) the two tables immediately following the first paragraph under the caption "Underwriting" in the Prospectus Supplement dated April 20, 2000 and (ii) the second, third and fourth paragraphs under such caption in such Prospectus Supplement, as such information relates to the Certificates, constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Registration Statement, the Prospectus or the Prospectus Supplement, and the Underwriters confirm that such statements are correct.

        Incorporation of the Standard Terms: Each of the provisions of the Standard Terms is incorporated herein by reference in its entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein and each of the representations and warranties set forth therein shall be deemed to have been made on and as of the date of this Terms Agreement, and the Standard Terms and this Terms Agreement shall be construed as, together, one and the same agreement. Without limiting the foregoing, Sections 14 through 17 of the Standard Terms are incorporated herein by reference in their entirety.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among the Underwriters, Deutsche Floorplan Receivables, L.P. and Deutsche Financial Services Corporation.

                                            Very truly yours,


                                            DEUTSCHE BANK SECURITIES INC.


                                            By:___________________________
                                                 Name:
                                                 Title:


                                            By:___________________________
                                                 Name:
                                                 Title:

                                            Acting on behalf of itself and as
                                            the Representative of the
                                            Underwriters named herein.


Accepted in New York, New York, as of the date hereof:

DEUTSCHE FLOORPLAN RECEIVABLES, L.P.

By:     Deutsche Floorplan Receivables, Inc.,
          its general partner

        By:___________________________________
               Name:
               Title:

        By:___________________________________
               Name:
               Title:

DEUTSCHE FINANCIAL SERVICES CORPORATION


By:___________________________________________
        Name:
        Title:


By:___________________________________________
        Name:
        Title:

                                   Schedule 1
                                   ----------

                                                        Approximate                      Approximate
                                                           Amount        Approximate       Amount       Approximate
                                                       Underwritten by      Amount       Underwritten      Amount
                               Initial     Purchase       Deutsche     Underwritten by   by Banc One    Underwritten
                 Interest     Principal      Price          Bank       Banc of America     Capital     by J.P. Morgan
     Class         Rate       Amount (1)   Percentage  Securities Inc.  Securities LLC   Markets, Inc. Securities Inc.
     -----         ----       -----------  ----------  ---------------  --------------   ------------  ---------------
Class A         LIBOR        $477,500,000    99.725%     $138,750,000     $100,000,000   $138,750,000    $100,000,000
                plus 0.25%
Class B         LIBOR         $15,000,000    99.675%       $3,750,000       $3,750,000     $3,750,000      $3,750,000
                plus 0.52%
                             ------------               -------------     ------------   ------------    ------------
Total                        $492,500,000                $142,500,000     $103,750,000   $142,500,000    $103,750,000

(1)     Approximate.